UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2011

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of UQM Technologies, Inc. (the "Company") was held on August 3, 2011. At the Annual Meeting, the stockholders of the Company (i) elected the persons listed below to serve as directors of the Company until the 2012 Annual Meeting of Stockholders, (ii) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2012, (iii) approved, by advisory vote, the compensation for named executives, (iv) approved, by advisory vote, the frequency of future advisory votes on compensation for named executives for one year.

The Company had 36,290,287 shares of Common Stock outstanding as of June 6, 2011, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 30,863,693 shares of Common Stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1 The stockholders elected each of the seven nominees to the Board of Directors for a one-year term. The voting results were as follows:

Name	Shares Voted "For"	Shares Withheld	Broker Non-Votes
William G. Rankin	10,901,151	554,933	19,407,609
Eric R. Ridenour	10,963,888	492,196	19,407,609
Donald A. French	10,707,838	748,246	19,407,609
Stephen J. Roy	10,963,942	492,142	19,407,609
Jerome H. Granrud	9,976,314	1,479,770	19,407,609
Donald W. Vanlandingham	10,951,992	504,092	19,407,609
Joseph P. Sellinger	10,959,848	496,236	19,407,609

Proposal 2 The stockholders ratified the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending March 31, 2012. The voting results were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"
29,949,293	491,864	422,536

Proposal 3 The stockholders approved the compensation of our named executives on an advisory basis. The voting results were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"	Broker Non-Votes
10,563,375	633,551	259,158	19,407,609

Proposal 4 The stockholders approved a frequency of future advisory votes on compensation for our named executives of one year on an advisory basis. The voting results were as follows:

1 Yr.	2 Yr.	3 Yr.	Shares Voted "Abstain"	Broker Non-Votes
10,027,803	273,853	848,115	306,313	19,407,609

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.
Dated: August 4, 2011	By: /s/DONALD A. FRENCH
Donald A. French
Treasurer, Secretary and Chief
Financial Officer